EXHIBIT 99.1

PracticeXpert Completes Acquisition -- Adds $9.5 Million in Revenues Thursday April 29, 9:00 am ET

LOS ANGELES, April 29, 2004 (PRIMEZONE) -- PracticeXpert, Inc. (OTC BB:PXPT.OB -
NEWS), today announced that it has completed the acquisition of Cancer Care Network, Oklahoma City, Oklahoma.

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Based on historical performance, it is anticipated that CCN should annually generate approximately $9.5 million in revenues and between $1.5 million and $2 million in pretax profits, for PracticeXpert. Under the terms of the purchase agreement, the purchase price was $5.5 million, with $4.1 million in cash, $500,000 in common stock of PracticeXpert, Inc. and $900,000 by way of a note to the seller.

Cancer Care Network ("CCN") specializes in radiation and medical oncology billing and management, and has built a national reputation in oncology consulting, development, management and billing for physicians and hospitals, with 35 customers representing approximately 90 physicians in 16 states. In addition, CCN is considered a national expert in performing compliance and coding audits for radiation oncology. CCN, a division of The Schuster Group, was founded in 1988 by Mr. Michael Schuster and Carl R. Bogardus, Jr., M.D., a practicing radiation oncologist. The current CEO of CCN, Ms. Cindy Carmichael, has entered into an employment agreement with PracticeXpert and will continue to manage CCN going forward.

Commenting on the sale, Mr. Schuster stated, "Over the last 16 years we have built CCN into the nation's leader in radiation oncology billing. However, at the same time we have been building a diversified health services company that operates primarily in Oklahoma and surrounding states. Given CCN's national reach and its focus on providing services to many physicians in many states, we felt the division did not entirely fit our current business objectives. Going forward, CCN will continue to do the billing for a number of our healthcare operations, and I will consult with PracticeXpert, on an advisory basis, as they continue to execute on their strategy. I am looking forward to working with them over the coming months."

Also commenting on the purchase, Ms. Cindy Carmichael, CEO of CCN, said, "I am very excited about joining the PracticeXpert team. As a division of a much larger enterprise, with its focus on the actual delivery of medical services, I have felt we were not able to maximize the growth and potential of CCN. Now, with PracticeXpert's sole focus on medical billing and practice management, I believe we can embark on a program to aggressively build on the foundation CCN provides. I am already pursuing numerous new business opportunities, and I believe that with assistance from PracticeXpert in sales, marketing and technology we can increase revenues substantially over the coming year."

Mr. Jonathan Doctor, chief executive officer of PracticeXpert, commented, "We articulated our strategy to the investment community approximately one year ago, when we first began trading publicly. We stated our objective was to acquire established medical billing companies across the country and to deploy our proprietary Revenue Management System, PXpert, into the customer



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base. CCN marks acquisition number six, and brings our annualized revenues to approximately $15 million. And customers continue to adopt our PXpert system. CCN is a bell weather acquisition for us. With CCN, we believe our ability to attract potential acquisition candidates has been greatly enhanced, and further, we should now be generating positive earnings on a going forward basis. We have approximately 14 additional acquisitions in the pipeline and hope to be in a position to close a number of these during this fiscal year."

About PracticeXpert, Inc.

PracticeXpert, Inc. is in the business of providing "turn-key" administrative services to, as well as developing and deploying systems, technologies and services designed to improve operational efficiencies, reduce billing errors and enhance cash flow for medical practitioners. Our services revolve around our flagship Revenue Management System, PXpert(tm), and include medical billing and accounts receivable management, practice management, transcription, and consulting. Where applicable, PracticeXpert bundles its technology applications with its billing and other practice management services to provide a complete and integrated solution to its physician customers. To find out more about PracticeXpert, Inc. (OTC BB:PXPT.OB - NEWS), visit our website at HTTP://WWW.PRACTICEXPERT.COM.

Note: Any statements released by PracticeXpert, Inc. that are forward- looking, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act. Editors and investors are cautioned that forward-looking statements invoke risk and uncertainties that may affect the Company's business prospects and performances. These include economic, competitive, governmental, technological and other factors discussed in the statements and in the Company's filings with the Securities and Exchange Commission.

CONTACT:

          PracticeXpert, Inc.
          Michael Manahan, CFO
          (800) 661-9984
          mike@pxpert.com

          Product and Trade Relations:
          Mohajer, Philpy & Hiles
          Mike Hiles
          (310) 234-3200
          mhiles@mphpr.com

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Source: PracticeXpert, Inc.